EXHIBIT 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Target Acquisitions II, Inc.

We hereby consent to the inclusion in the Form 10 Registration Statement of our report dated July 15, 2008 with respect to our audit of the financial statements of Target Acquisitions II, Inc. as of July 11, 2008 and for the period from inception (June 27, 2008) to July 11, 2008.

/s/ McElravy, Kinchen & Associates, P.C.
McElravy, Kinchen & Associates, P.C.

Houston, Texas
July 15, 2008